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Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WACHOVIA BANK, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

22-1147033 (I.R.S. Employer Identification No.)
301 South College Street, Charlotte, North Carolina 28288-0630 (Address of Principal Executive Offices) (Zip Code)

Gables Realty Limited Partnership
(Name of Obligor)

Delaware (State or other jurisdiction of Incorporation or organization)	58-2077966 (I.R.S. Employer Identification No.)
777 Yamato Road, Suite 510 Boca, Raton, FL (Address of Principal Executive Offices)	33431 (Zip Code)

6.10% SENIOR NOTES DUE 2010
(Title of Indenture Securities)

Item 1.    General information.

        Furnish the following information as to the trustee:

  (a)    Name and address of each examining or supervisory authority to which it is subject:

Comptroller of the Currency,	Washington, D.C.
Board of Governors of the Federal Reserve System,	Richmond, VA 23219
Federal Deposit Insurance Corporation,	Washington, D.C.

  (b)    Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16.    Lists of Exhibits.

Exhibit 1	Articles of Association of the Trustee as now in effect, incorporated herein by reference (see Exhibit T-1 Registration Number 333-47985).
Exhibit 2	No certificate of authority of the Trustee to commence business is furnished this authority is contained in the Articles of Association of the Trustee.
Exhibit 3	Copy of the authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference (see Exhibit T-1 Registration Number 333-49145).
Exhibit 4	Copy of the existing By-Laws of the Trustee, as now in effect, incorporated herein by reference (see Exhibit T-1 Registration Number 333-49145).
Exhibit 5	Not applicable.
Exhibit 6	The consent of the Trustee required by Section 321 (b) of the Act, incorporated herein by reference (see Exhibit T-1 Registration Number 333-47985).
Exhibit 7	Report of Condition of Wachovia Bank National Association as of the close of business on December 31, 2001, published pursuant to the law or the requirement of its supervising or examining authority.
Exhibit 8	Not Applicable
Exhibit 9	Not Applicable

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Wachovia Bank National Association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Atlanta, and State of Georgia, on the 29th day of July, 2003.

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ TERESITA GLASGOW Vice President

EXHIBIT 7

Wachovia Bank National Association
Statement of Financial Condition
As of 03/31/2003

ASSETS
($000's)

ASSETS
Cash and balance due from depository institutions:
Non-interest-bearing balances and currency and coin		14,130,000
Interest bearing balances		2,142,000
Securities:
Hold-to-maturity securities		0
Available-for-sale securities		69,552,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,833,000
Securities Purchased under agreement to resale		4,293,000
Loans and lease financing receivables:
Loan and leases held for sale		8,101,000
Loan and leases, net of unearned income	161,553,000
Less: Allowance for loan and lease losses	2,716,000
Loans and leases, net of unearned income, allowance		158,837,000
Trading Assets		26,199,000
Premises and fixed assets (including capitalized leases)		4,255,000
Other real estate owned		143,000
Investment in unconsolidated subsidiaries and associated companies		669,000
Customer's liability to this bank on acceptances outstanding		1,485,000
Intangible assets:
Goodwill		9,499,000
Other intangible Assets		1,698,000
Other assets:		20,947,000
Total Assets:		323,783,000
LIABILITIES
Deposits:
In domestic offices		188,964,000
Non-interest-bearing	32,609,000
Interest-bearing	156,355,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs (from schedule RC-E, part II)		12,591,000
Non-interest-bearing	21,000
Interest-bearing	12,570,000
Federal funds purchased in domestic offices		3,342,000
Securities sold under agreements to repurchase		26,168,000
Trading liabilities (from schedule RC-D)		18,156,000
Other borrowed money (includes mortgage indebtedness and Obligations under capitalized leases) (from schedule RC-M)		21,041,000
Bank's liability on acceptances executed and outstanding		1,492,000
Subordinated notes and debentures		8,149,000
Other liabilities.(from schedule RC-G)		11,156,000
Total liabilities		291,059,000
Minority Interest in consolidated subsidiaries		1,327,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common Stock		455,000
Surplus		24,194,000
Retained Earnings		4,660,000
Accumulated other comprehensive income		2,088,000
Other Equity Capital components		0
Total equity capital		31,397,000
Total liabilities and equity capital		323,783,000

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SIGNATURE
Wachovia Bank National Association Statement of Financial Condition As of 03/31/2003
ASSETS ($000's)